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                                                                    EXHIBIT 3.31

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                            CLARKSON INDUSTRIES, INC.

                                 ARTICLE I: NAME

          The name of the corporation is Clarkson Industries, Inc. (the "Corporation").

                               ARTICLE II: OFFICES

          SECTION ONE. PRINCIPAL OFFICE. The principal office of the Corporation in the State of New York shall be located in Syracuse.

          SECTION TWO. OTHER OFFICES. The Corporation may have such other offices, either within or without the State of New York, as the Board of Directors may determine from time to time.

                                ARTICLE III: SEAL

          The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, New York." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                                                          [SEAL]

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                      ARTICLE IV: MEETINGS OF SHAREHOLDERS

          SECTION ONE. ANNUAL MEETING. An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, place and time as the Board of Directors may fix from time to time. If the day fixed for the annual meeting is a legal holiday in the State of New York, the meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

          SECTION TWO. SPECIAL MEETINGS. Special meetings of the shareholders may be held whenever called by the President. Special meetings shall be called by the President, the Secretary or an Assistant Secretary whenever the holders of at least ten percent (10%) of the number of outstanding shares of the voting stock of the Corporation make written application for a meeting to the Secretary.

          SECTION THREE. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of New York, as the place of meeting for any annual meeting of shareholders or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of New York; but if all of the shareholders shall meet at a time and place, either within or without the State of New York, and consent to holding a meeting, any corporate action may be taken at such meeting.

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          SECTION FOUR. NOTICE OF MEETINGS. Written notice stating the date, place and time of any meeting of shareholders shall be given by or at the direction of the President or the Secretary or any Assistant Secretary and delivered, either personally or by first class mail, to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than fifty
(50) days before the date of such meeting. In the case of a special meeting, or when required by statute or by these By-Laws, the purpose or purposes for which a meeting is called shall be stated in the notice. If mailed, the notice of a meeting shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address as it appears on the records of the Corporation.

          SECTION FIVE. ACTION WITHOUT A MEETING. Any action required by law or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote thereon or their respective proxies.

          SECTION SIX. QUORUM. Shareholders holding a majority of the outstanding shares of voting stock shall constitute a quorum at any meeting of shareholders. If a quorum is not present at any meeting of shareholders, a majority of the shareholders present may adjourn the meeting from time to time without further notice.

          SECTION SEVEN. VOTING. Each shareholder shall at every meeting of shareholders be entitled to one vote for each share of Stock owned by such shareholder in person or by proxy. At any meeting of the shareholders, a shareholder entitled to vote may vote by proxy executed in writing by the shareholder or by the shareholder's duly authorized

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attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

          Except as otherwise required by statute, by the Certificate of Incorporation, by these By-Laws or by mutual agreement in writing of all of the shareholders, all matters coming before any meeting of the shareholders shall be decided by the vote of the holders a majority of the number of shares of Stock present in person or by proxy at the meeting and entitled to vote thereon. At all elections of directors, the voting may, but need not be, by ballot, and the persons receiving the greatest number of votes shall be the directors of the Corporation.

          SECTION EIGHT. RECORD DATE. In order to determine which shareholders are entitled to notice of, or to vote at, any meeting of shareholders, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as record date, which shall be not less than ten (10) days nor more than fifty (50) days prior to the meeting.

                          ARTICLE V: BOARD OF DIRECTORS

          SECTION ONE. GENERAL POWERS. Subject to the provisions of the New York Business Corporation Law and the regulations adopted thereunder, and subject to any limitations in the Certificate of Incorporation of the Corporation relating to action required to be approved by the shareholders, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised by or under, the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the

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business of the Corporation to the officers or to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

          SECTION TWO. NUMBER. The number of directors who will constitute the entire Board of Directors shall be not less than three, except that where all the shares of the stock of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the preceding sentence, the number of directors may be increased or decreased by the Board of Directors. No decrease in the number of directors shall affect the term of office of any director previously elected or designated.

          SECTION THREE. ELECTION. Members of the initial Board of Directors elected at the organizational meeting shall hold office until the first annual meeting of shareholders and until their respective successors shall have been duly elected and qualified.

          SECTION FOUR. VACANCIES. Any vacancy occurring in the Board of Directors for any reason, and any directorship to be filled by reason of an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if the number of such directors does not constitute a quorum. A director so selected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

          SECTION FIVE. REMOVAL. Any or all of the directors may be removed, with or without cause, at any time by the vote of the holders of at least a majority of the shares of the outstanding voting stock of the Corporation at a special meeting called for that purpose.

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          SECTION SIX. REGULAR MEETING. An annual regular meeting of the Board of Directors shall be held following the annual meeting of the shareholders of the Corporation, or at such other date, time and place as may be fixed in the manner hereinafter provided or as specified in a duly executed waiver of notice thereof. Other regular meetings of the Board of Directors may be held without notice, at such time and date as shall be fixed by the Board, at the principal office of the Corporation or at such other place as the Board of Directors shall have previously provided by resolution. The President and the Chairman of the Board, if any, may change the date, time or place of any such regular meeting, in which event, written notice of the new date, time and/or place shall be given to each director at least seven (7) days before the date of such meeting (unless waived at any time before or after the meeting). Attendance at a meeting without protesting, prior thereto or at its commencement, shall constitute a waiver of notice. The Board of Directors may dispense with the holding of any regular meeting.

          SECTION SEVEN. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, the Chairman of the Board, if any, or any director. Unless all of the directors agree on a different location, special meetings shall be held at the office of the Corporation.

          SECTION EIGHT. NOTICE. Notice of any special meeting of the Board of Directors shall be given at least ten days prior thereto by written notice delivered personally or sent by nationally-utilized overnight delivery service or first class mail or by transmitting such notice with confirmed delivery (including, by facsimile or other form of recorded communication, provided that delivery of such notice in written form is confirmed in writing) to each director

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at the director's address as shown on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid. Any director may at any time waive notice of any meeting to the extent permitted in these By-Laws. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. The business to be transacted at the meeting need not be specified in the notice of such meeting, unless specifically required by law or by these By-Laws.

          SECTION NINE. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board. If less than a majority of the directors are present at a meeting, a majority of those directors present may adjourn the meeting from time to time without further notice.

          SECTION TEN. PARTICIPATION IN MEETINGS BY ELECTRONIC MEANS. Members of the Board of Directors or any committee of the Board may participate in any meeting of the Board or of such committee by means of a conference telephone or similar communications equipment, provided such equipment enables all persons participating in the meeting to hear one another. Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

          SECTION ELEVEN. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by these By-Laws.

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          SECTION TWELVE. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board or committee.

                              ARTICLE VI: OFFICERS

          SECTION ONE. OFFICERS. The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of this article. The Board of Directors may elect or appoint such other officers, including one or more Assistant Secretaries and one or more Assistant Treasurers, as it shall deem desirable, and such officers shall have the authority and perform the duties prescribed from time to time by the Board of Directors. Any two or more offices may be held by the same person.

          SECTION TWO. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors. If the election of officers is not held at such meeting, it shall be held as soon thereafter as is convenient. New offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor shall have been duly elected and

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shall have been qualified. The Board may require any officer to give security for the faithful performance of his duties.

          SECTION THREE. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby.

          SECTION FOUR. VACANCIES. A vacancy in any office, because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

          SECTION FIVE. CHAIRMAN OF THE BOARD. If one is appointed, the Chairman of the Board shall preside at all meetings of the Board of Directors and, in general, shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board from time to time. The Chairman of the Board shall have the power to call meetings of the Board of Directors. Only members of the Board of Directors shall be qualified to be elected to the office of Chairman of the Board.

          SECTION SIX. PRESIDENT. The President shall be the principal executive officer of the Corporation and shall, in general, supervise and control the business and affairs of the Corporation. When requested by the Chairman of the Board, if any, the President shall attend all meetings of the Board of Directors. The President may sign any and all deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, by these By-Laws or by statute to some other officer or agent of the

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Corporation; and, in general, the President shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

          SECTION SEVEN. VICE-PRESIDENT. In the absence of the President or in the event of the President's inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to that Vice President by the President or by the Board of Directors.

          SECTION EIGHT. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the duties of Treasurer in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation; receive and give receipts for amounts due and payable to the Corporation from any source whatsoever, and deposit all such amounts in the name of the Corporation in such banks, trust companies or other depositories as the Board of Directors select; and, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

          SECTION NINE. SECRETARY. The Secretary shall keep the minutes of the meetings of the Board of Directors; see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; be custodian of the corporate records and the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the

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execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; keep a register of the post office address of each shareholder which each such shareholder shall furnish to the Secretary; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

          SECTION TEN. ASSISTANT SECRETARY. If one is elected, the assistant secretary shall have such powers and perform such duties as the president, secretary or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request or the absence or inability to act of the secretary, the assistant secretary shall perform the duties of the secretary and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the secretary.

                             ARTICLE VII: COMMITTEES

          SECTION ONE. COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members one or more committees, each consisting of three or more directors and each of which, to the extent provided in the resolution, shall have and exercise the authority of the Board of Directors in the management of the business, property and affairs of the Corporation; PROVIDED, HOWEVER, that no committee of the Board of Directors shall have the authority to:

          (a)  amend, alter or repeal the By-Laws;

          (b) elect, appoint or remove any member of any such committee or any director or officer of the Corporation;

          (c)  amend the Certificate of Incorporation;

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                           ARTICLE VIII: CAPITAL STOCK

          SECTION ONE. CONSIDERATION AND PAYMENT. The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors; PROVIDED, HOWEVER, that the consideration may not be less than the par value of any such stock having par value. Payment of such consideration may be made, in whole or in part, in (a) cash, securities or other property of any description, or any interest therein, (b) labor or services rendered to or for the benefit of the Corporation, or (c) shares, securities or other obligations of the Corporation actually surrendered, cancelled or reduced. No certificate shall be issued for any shares until such shares are fully paid.

          SECTION TWO. CERTIFICATES REPRESENTING SHARES. Shares of the Capital Stock of the Corporation shall be represented by certificates signed by the Chairman, if any, or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, except that such signatures may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without the signatures and legends required hereby.

          SECTION THREE. LOST CERTIFICATES. The Board of Directors may direct the Corporation to issue a new certificate in place of any certificate theretofore issued by the Corporation which is alleged to have been lost or destroyed. When authorizing the issuance of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance

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thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

          SECTION FOUR. TRANSFER OF STOCK. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certification of Incorporation by these By-Laws or by any contract or agreement to which the Corporation is a party.

                       ARTICLE IX: DIVIDENDS AND RESERVES

          SECTION ONE. DIVIDENDS. To the extent permitted by law and subject to any limitations or conditions contained in the Certificate of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.

          SECTION TWO. RESERVES. Before payment of any dividend, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the

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Board of Directors, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property or to serve other purposes conducive to the interests of the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

                            ARTICLE X: MISCELLANEOUS

          SECTION ONE. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its shareholders, Board of Directors, and committees having any of the authority of the Board of Directors. It shall keep at its principal office a list or record containing the names and addresses of all shareholders, the number of stock certificates held by each and the dates when they respectively became the holders of record thereof.

          Any person who shall have been a shareholder of record of the Corporation for at least six (6) months, or any person holding, or authorized in writing by the holders of, at least five percent (5%) of the number of shares of outstanding stock, upon at least five (5) days' written demand, shall have the right, to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and the list or record of shareholders, and to make extracts therefrom.

          SECTION TWO. CHECKS. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time

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designate.

          SECTION THREE. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of December in each year.

          SECTION FOUR. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the New York Business Corporation Law or under the provisions of the Certificate of Incorporation or the By-Laws of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                          ARTICLE XII: INDEMNIFICATION

          The Corporation shall indemnify and reimburse any director or officer of the Corporation and any such person's testator or intestate to the fullest extent permitted by Sections 722 and 723 of the Business Corporation Law of the State of New York, including any amendments to or substitutions for such Sections 722 and 723 which may be made from time to time.

                            ARTICLE XIII: AMENDMENTS

          The shareholders may amend or repeal these By-laws or adopt new by-laws.

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